CANCELLATION OF PROMISSORY NOTE

This Cancellation of Promissory Note (“Cancellation Agreement”) is entered into this 17th day of September, 2013, by and among San Lotus Holding Inc. (“SLH”) and Chang Cheng-Sung, Liao Chi-Sheng, Yu Chien-Yang and Da Chuang Business Management Consultant Co., Ltd., a Taiwan corporation (together the “Da Ren Sellers”).

RECITALS

A.	WHEREAS, SLH assumed a certain Promissory Note dated as of September 17, 2013 and originally held by Green Forest Management Consulting Inc. in the original principal amount of Ninety One Million Nine Hundred Ninety Six Thousand Five Hundred Twenty Four New Taiwan Dollars (TWD $91,996,524), in favor of the Da Ren Sellers (the “Note”);

B.	WHEREAS, the Da Ren Sellers used the funds owed under the Note to subscribe to shares of SLH common stock, which stock was distributed pursuant to the instructions of the Da Ren Sellers as indicated on Schedule A attached hereto;

C.	WHEREAS, the parties hereto agree that there are no obligations outstanding among the parties whatsoever relating to the Note; and

D.	NOW, THEREFORE, the parties hereto desire to cancel the Note.

AGREEMENT

The Note is hereby terminated and cancelled and is of no further force and effect. The Da Ren Sellers hereby agree to promptly return the Note to SLH.

IN WITNESS WHEREOF, the parties hereto have executed this Cancellation Agreement.

San Lotus Holding Inc.
/s/ Chang Cheng-Sung
Chang Cheng-Sung
By:	/s/ Chen Tseng Chih-Ying
Chen Tseng Chih-Ying
Chief Executive Officer
/s/ Liao Chi-Sheng
Liao Chi-Sheng
Green Forest Management Consulting Inc.

/s/ Yu Chien-Yang
By:	/s/ Chiang Yu-Chang		Yu Chien-Yang
Chiang Yu-Chang
Chairman of the Board
Da Chuang Business Management Consultant Co., Ltd.

		By:	/s/ Chen Kuan-Yu
Chen Kuan-Yu
Chairman of the Board

Schedule A

PURCHASER LIST

Purchaser	Amount of Shares	Purchase Amount (TWD)	Purchase Amount (USD)

Da Chuang Business Management Consulting Co., Ltd.	8,843,967	TWD $26,496,524	$884,396.70
Gold Piven Ltd.	3,337,784	TWD $10,000,000	$333,778.40
Darkin Ltd.	6,008,011	TWD $18,000,000	$600,801.10
Ocean Reserve Ltd.	667,557	TWD $2,000,000	$66,755.70
Yamiyo Ltd.	250,334	TWD $750,000	$25,033.40
Allegro Equity Ltd.	667,557	TWD $2,000,000	$66,755.70
New Bela Ltd.	250,334	TWD $750,000	$25,033.40
Chang Cheng-Sung	10,680,908	TWD $32,000,000	$1,068,090.80
Total:	30,706,452	TWD $91,996,524	$3,070,645.2